Exhibit 23

ACKNOWLEDGEMENT OF INDPEPENDENT AUDITORS

The Board of Directors
First Midwest Bancorp, Inc.

We are aware of the incorporation by reference in the following Registration Statements of our reports dated May 10, 2000 and August 14, 2000 relating to the unaudited consolidated interim financial statements of First Midwest Bancorp, Inc. that are included in its Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000:

    Registration Statement (Form S-3 No. 33-20439) pertaining to the First Midwest Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan

    Registration Statement (Form S-8 No. 33-25136) pertaining to the First Midwest Bancorp, Inc Savings and Profit Sharing Plan

    Registration Statement (Form S-8 No. 33-42980) pertaining to the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan

    Registration Statement (Form S-8 No. 333-42273) pertaining to the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan

    Registration Statement (Form S-8 No. 333-63095) pertaining to the First Midwest Bancorp, Inc. Non-employee Director Stock Option Plan

    Registration Statement (Form S-8 No. 333-63097) pertaining to the First Midwest Bancorp, Inc. Nonqualified Retirement Plan
/s/ ERNST & YOUNG, LLP

Chicago, Illinois
August 14, 2000